Exhibit 99.1
DATE: November 17, 2008
FROM:
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN 55125
Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010
FOR IMMEDIATE RELEASE
Broadview Institute, Inc. Announces 2nd Quarter Results
MINNEAPOLIS, November 17 — Broadview Institute, Inc. (OTC Bulletin Board — BVII) today reported revenues from continuing operations for the second quarter ended September 30, 2008 of $2,683,278 versus $2,091,398 reported for the same period last year. The Company posted a loss from continuing operations of $38,954, or $0.01 per basic and diluted common share, versus a loss from continuing operations of $4,768, or $0.00 per basic and diluted common share, for the same period last year.
Year to date revenues totaled $5,512,536 in fiscal 2009 versus $4,713,763 for the same period last year. Net income for the six months ended September 30, 2008 totaled $91,609, or $0.01 per basic and diluted common share, as compared to $542,666, or $0.07 per basic and $0.06 per diluted common share for the same period in the previous year.
“We are pleased to report the successful opening of our third campus location in the Utah market. Our new Orem branch campus commenced operations on schedule this past October, and we look forward to serving the educational needs of this community for decades to come,” said Terry Myhre, the Company’s Chairman. “While we recognized a small operating loss for each of the past two summer quarters, this was in line with our expectations based on historical summer enrollment levels, and we remain confident that Utah Career College will post a solid fall quarter, staying on track to be profitable for the fiscal year.”

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

REVENUES	$2,683,278	$2,091,398	$5,512,536	$4,713,763

OPERATING EXPENSES
Educational services and facilities	1,962,909	1,601,495	3,961,760	3,246,379
Selling, general and administrative expenses	802,359	510,329	1,477,670	985,758

TOTAL OPERATING EXPENSES	2,765,268	2,111,824	5,439,430	4,232,137

OPERATING INCOME (LOSS)	(81,990)	(20,426)	73,106	481,626

OTHER INCOME	10,747	15,658	22,780	27,572

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(71,243)	(4,468)	95,886	509,198

INCOME TAX EXPENSE (BENEFIT)	(32,289)	—	4,277	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(38,954)	(4,768)	91,609	509,198

INCOME FROM DISCONTINUED OPERATIONS	—	27,572	—	33,468

NET INCOME (LOSS)	$(38,954)	$22,804	$91,609	$542,666

BASIC NET INCOME (LOSS) PER SHARE	$(0.01)	$—	$0.01	$0.07

DILUTED NET INCOME (LOSS) PER SHARE	$(0.01)	$—	$0.01	$0.06

Condensed Consolidated Balance Sheets

	September 30,	March 31,
	2008	2008

Current Assets	$3,118,571	$3,302,272
Total Assets	6,027,291	5,754,635
Current Liabilities	794,053	575,161
Total Liabilities	976,945	705,898
Stockholders’ Equity	5,050,346	5,048,737

ABOUT BROADVIEW INSTITUTE
Broadview Institute, Inc. offers private career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises (d/b/a Utah Career College). Utah Career College has campuses located in West Jordan, Utah, Layton, Utah, and Orem, Utah, and is accredited by the Accrediting Commission for Career Schools and Colleges of Technology (ACCSCT) to award diplomas and Associate in Applied Science and Bachelor of Science degrees for multiple business and healthcare careers.
The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.

For additional information, please contact:	Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010 (phone)
kmccarthy@globeuniversity.edu
Cautionary Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Broadview Institute’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Broadview Institute at (651) 332-8010.
All information in this release is as of November 17, 2008. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.